Exhibit (a)(1)(E)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

Entertainment Gaming Asia Inc.

at

$2.35 Net Per Share

Pursuant to the Offer to Purchase dated May 5, 2017

by

EGT Nevada Holding Inc.

a wholly owned indirect subsidiary of

Melco International Development Limited

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 6, 2017, UNLESS THE OFFER IS EXTENDED.

May 5, 2017

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated May 5, 2017 (together with any amendments or supplements thereto, the “Offer to Purchase”) and the related letter of transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by EGT Nevada Holding Inc. (“Purchaser”), a Nevada corporation and a wholly owned indirect subsidiary of Melco International Development Limited (“Melco”), a Hong Kong-listed company, to purchase all outstanding shares of common stock, par value $0.001 per share (individually, a “Share” and collectively, the “Shares”), of Entertainment Gaming Asia Inc. (“Entertainment Gaming”), a Nevada corporation, not already owned by Purchaser or its affiliates for $2.35 per Share, net to you in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal.

We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Your attention is directed to the following:

1. The price to be paid in the Offer is $2.35 per Share, net to you in cash, without interest and less any applicable withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. As of the date of the Offer to Purchase, the board of directors of Entertainment Gaming has not made a recommendation regarding the Offer. Entertainment Gaming is required to make a recommendation or state that it is neutral or is unable to take a position with respect to the Offer, and to publish such recommendation or send it to Entertainment Gaming stockholders within 10 business days from the date of the Offer to Purchase.

4. The Offer and withdrawal rights expire at 5:00 p.m., New York City time, on June 6, 2017, unless the Offer is extended by Purchaser as described in the Offer to Purchase (as may be extended, the “Expiration Date”).

5. There is no financing condition to the Offer. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer such number of Shares that (x) would represent at least a majority of the issued and outstanding Shares, excluding Shares owned by Purchaser or its affiliates and (y) when combined with the Shares currently owned by Purchaser and its affiliates, will constitute at least 90% of the outstanding Shares as of the date the Shares are accepted for payment pursuant to the Offer. The Offer is also subject to certain other conditions described in “The Offer—Section 11. Conditions of the Offer.”

6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise set forth in Instruction 6 of the Letter of Transmittal. However, if you do not complete and sign the Internal Revenue Service Form W-9 that is included in the Letter of Transmittal (or other applicable form), you may be subject to backup withholding at the applicable statutory rate on the gross proceeds payable to you. See Instruction 8 of the Letter of Transmittal.

If you wish to have us tender any or all Shares held for your account, please complete, sign, detach and return to us the instruction form below. An envelope in which you can return your instructions to us is enclosed. If you authorize tender of any or all Shares held for your account, all such Shares will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in sufficient time to permit us to submit a tender on your behalf prior to the Expiration Date.

In all cases (including during any Subsequent Offering Period, as defined in “The Offer—Section 1. Terms of the Offer”), Purchaser will pay for Shares accepted for payment pursuant to the Offer only after timely receipt by Continental Stock Transfer & Trust Company (the “Depositary”) of (i) certificates representing such Shares (except in the case of Shares held in a book-entry/direct registration account maintained by Entertainment Gaming’s transfer agent) or confirmation of book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in “The Offer—Section 3. Procedure for Tendering Shares”) (a “Book-Entry Confirmation”), (ii) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with all required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message (as defined in “The Offer—Section 3. Procedure for Tendering Shares”) in lieu of the Letter of Transmittal and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the consideration paid for Shares accepted for purchase in the Offer, regardless of any extension of the Offer or any delay in making payment for such Shares.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction or any administrative or judicial action pursuant thereto. Purchaser may, in its discretion, take such action as it deems necessary to make the Offer to holders of Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Instruction Form with Respect to the

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

Entertainment Gaming Asia Inc.

at

$2.35 Net Per Share

Pursuant to the Offer to Purchase dated May 5, 2017

by

EGT Nevada Holding Inc.

a wholly owned indirect subsidiary of

Melco International Development Limited

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated May 5, 2017 (together with any amendments or supplements thereto, the “Offer to Purchase”) and the related letter of transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”), in connection with the tender offer by EGT Nevada Holding Inc. (“Purchaser”), a Nevada corporation and a wholly owned indirect subsidiary of Melco International Development Limited, a Hong Kong-listed company, to purchase all outstanding shares of common stock, par value $0.001 per share, of Entertainment Gaming Asia Inc., a Nevada corporation (individually, a “Share” and collectively, the “Shares”), not already owned by Purchaser or its affiliates for $2.35 per Share, net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal.

This form instructs you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal furnished to the undersigned.

The undersigned understands and acknowledges that all questions as to validity, form, eligibility (including time of receipt) and acceptance of the surrender of any certificate representing Shares or any other document submitted on my behalf to Continental Stock Transfer & Trust Company (the “Depositary”) will be determined by Purchaser in its sole and absolute discretion (provided that Purchaser may delegate such power in whole or in part to the Depositary).

Number of Shares to be Tendered:

SIGN HERE

Shares*

Dated , 2017
Signature(s)
Name(s)
Address(es)
(Zip Code)
Area Code and Telephone Number
Taxpayer Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held for the undersigned’s account are to be tendered.

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